UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2016

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor’s Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
Vantiv, Inc. (“Vantiv”) held its Annual Meeting of Stockholders on May 10, 2016. At the Annual Meeting, Vantiv stockholders voted on and approved five proposals, each of which is described in more detail in Vantiv’s definitive proxy statement dated March 28, 2016. Present at the Annual Meeting in person or by proxy were holders of shares of Class A common stock representing 156,331,440 votes and holders of shares of Class B common stock representing 35,042,826 votes. The holders of Class A common stock and Class B common stock voted together as a single class on all matters presented at the Annual Meeting, except the holders of Class A common stock voted exclusively and as a separate class on the election of the Class A nominees for director (Lee Adrean, Mark Heimbouch and Gary Lauer) and that the holders of Class A common stock and Fifth Third Bank each voted as a separate class on the proposal to amend Vantiv’s amended and restated certificate of incorporation.
The final voting results were as follows:
1. Election of three Class I directors:

Director	For	Withheld	Broker Non-Votes
Lee Adrean	132,265,697	5,100,670	4,283,667
Mark Heimbouch	124,104,329	13,262,038	4,283,667
Gary Lauer	135,740,499	1,625,868	4,283,667
2. Advisory approval of the compensation of Vantiv’s named executive officers:

For:	157,613,964
Against:	11,651,189
Abstain:	3,144,040
Broker Non-Votes:	4,283,667
3. Approval of the performance goals included in the 2012 Equity Incentive Plan:

For:	124,804,396
Against:	44,665,798
Abstain:	2,938,999
Broker Non-Votes:	4,283,667
4. Approval of a proposal to amend the amended and restated certificate of incorporation:

For:	176,228,937
Against:	441,612
Abstain:	22,311
Broker Non-Votes:	—

5. Ratification of the appointment of Deloitte & Touche LLP as Vantiv’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For:	176,586,610
Against:	67,403
Abstain:	38,847
Broker Non-Votes:	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: May 12, 2016	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal and Corporate Services Officer and Secretary

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